CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Quarterly Report of GK Intelligent Systems, Inc. (the "Company") on Form 10-QSB for the quarter ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Gary F. Kimmons, President, Chief Executive Officer, and Chief Financial Officer, certify, pursuant to 18 U.S.C. ss.ss. 1350, as adopted pursuant to ss.ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


     A signed original of this written statement required by Section 906, or other document authentication, acknowledging, or otherwise adopting the signature that appears in typed from within the electronic version of this written statement required by Section 906, has been provided to GK Intelligent Systems, Inc., and will be retained by GK Intelligent Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


Dated: August 18, 2003                 /S/ Gary F. Kimmons
                                       ----------------------------------------
                                       By:  Gary F. Kimmons
                                       Its: President, Chief Executive Officer
                                       and Chief Financial Officer